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                                  23(d)(1)b

        Amendment to Investment Advisory Agreement dated January 1, 2007

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                         AEGON/TRANSAMERICA SERIES TRUST
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

     THIS AMENDMENT is made as of January 1, 2007 to the Investment Advisory Agreement dated as of January 1, 1997, as amended (the "Agreement"), between AEGON/Transamerica Series Trust and Transamerica Fund Advisors, Inc. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION

     Any reference to compensation of VAN KAMPEN MID-CAP GROWTH is now revised to reflect the following Advisory Fees:

          0.80% of the first $1 billion of average daily net assets; and 0.775% of average daily net assets in excess of $1 billion

     Any reference to compensation of VAN KAMPEN ACTIVE INTERNATIONAL ALLOCATION is now revised to reflect the following Advisory Fees:

          0.85% of the first $250 million of average daily net assets; 0.80% over $250 million up to $1 billion; and 0.775% in excess of $1 billion

     Any reference to compensation of MFS HIGH YIELD is now revised to reflect the following Advisory Fees:

          0.75% of the first $250 million of average daily net assets; 0.72% over $250 million up to $500 million; 0.71% over $500 million up to $750 million; 0.68% over $750 million up to $1 billion; and 0.67% in excess of $1 billion

     Any reference to compensation of AMERICAN CENTURY LARGE COMPANY VALUE is now revised to reflect the following Advisory Fees:

          0.835% of the first $250 million of average daily net assets; 0.80% over $250 million up to $400 million of average daily net assets; 0.775% over $400 million up to $750 million of average daily net assets; and 0.70% of average daily net assets over $750 million

     Any reference to compensation of LEGG MASON PARTNERS ALL CAP is now revised to reflect the following Advisory Fees:

          0.80% of the first $500 million of average daily net assets; and 0.675% in excess of $500 million

     Any reference to compensation of PIMCO TOTAL RETURN is now revised to reflect the following Advisory Fees:

          0.675% of the first $250 million of average daily net assets; 0.65% of average daily assets over $250 million up to $750 million; and 0.60% of average daily net assets in excess of $750 million

Any references to AEGON BOND, ASSET ALLOCATION - CONSERVATIVE PORTFOLIO, ASSET ALLOCATION - GROWTH PORTFOLIO, ASSET ALLOCATION - MODERATE GROWTH PORTFOLIO, ASSET ALLOCATION - MODERATE PORTFOLIO, BLACKROCK LARGE CAP VALUE, CAPITAL GUARDIAN GLOBAL, CAPITAL GUARDIAN U.S. EQUITY, CAPITAL GUARDIAN VALUE, CLARION GLOBAL REAL ESTATE SECURITIES, FEDERATED GROWTH & INCOME, INTERNATIONAL MODERATE GROWTH FUND, J.P. MORGAN ENHANCED INDEX, J.P. MORGAN MID CAP VALUE, JENNISON GROWTH, LEGG MASON PARTNERS ALL CAP, MFS INTERNATIONAL EQUITY, MARSICO GROWTH, MUNDER NET50, T. ROWE PRICE EQUITY INCOME, T. ROWE PRICE GROWTH STOCK, T. ROWE PRICE SMALL CAP, TEMPLETON TRANSAMERICA GLOBAL, THIRD AVENUE VALUE, TRANSAMERICA BALANCED, TRANSAMERICA CONVERTIBLE SECURITIES, TRANSAMERICA EQUITY, TRANSAMERICA EQUITY II, TRANSAMERICA GROWTH OPPORTUNITIES, TRANSAMERICA MONEY MARKET, TRANSAMERICA SCIENCE & TECHNOLOGY, TRANSAMERICA SMALL/MID CAP VALUE, TRANSAMERICA U.S. GOVERNMENT SECURITIES, TRANSAMERICA VALUE BALANCED AND VAN KAMPEN LARGE CAP CORE remain the same.

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     In all other respects, the Investment Advisory Agreement dated as of
January 1, 1997, as amended, is confirmed and remains in full force and effect. The parties hereto have caused this amendment to be executed as of January 1, 2007.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        AEGON/TRANSAMERICA SERIES TRUST


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President, General
                                               Counsel and Secretary